Exhibit 99.1

Company:

Michael J. Fitzpatrick

Chief Financial Officer

OceanFirst Financial Corp.

Tel: (732)240-4500, ext. 7506

Fax: (732)349-5070

email:Mfitzpatrick@oceanfirst.com

FOR IMMEDIATE RELEASE

OceanFirst Financial Corp.

ANNOUNCES QUARTERLY RESULTS

AND CONTINUATION OF QUARTERLY DIVIDEND

TOMS RIVER, NEW JERSEY, April 24, 2007…OceanFirst Financial Corp. (NASDAQ:OCFC), the holding company for OceanFirst Bank, today announced a diluted loss per share of $.47 for the quarter ended March 31, 2007. The Company also announced that its Board of Directors declared a regular quarterly cash dividend of $.20 per share—covering the three month period ended March 31, 2007—to be paid on May 11, 2007, to shareholders of record on April 27, 2007.

Commenting on the quarter, CEO John R. Garbarino expressed optimism that the Company had adequately provided for projected losses resulting from the difficulties at Columbia Home Loans, LLC, the Company’s mortgage banking subsidiary. “The much discussed meltdown of the subprime lending market has taken a dreadful toll on our Company’s consolidated operations over the last two quarterly periods. Despite this, however, in the continued hostile economic environment, the core bank has demonstrated resiliency, and has achieved a degree of success in executing on the OceanFirst community bank business plan for the first three months of 2007.”

Results of Operations

Net interest income for the three months ended March 31, 2007 decreased to $14.4 million, as compared to $15.4 million in the same prior year period, reflecting a lower net interest margin partly offset by higher levels of interest-earning assets. The net interest margin decreased to 2.95% for the three months ended March 31, 2007 from 3.25% in the same prior year period. The yield on interest-earning assets increased to 6.21%, as compared to 5.87% for the same prior year period. The asset yield for the current quarter benefited from $681,000 of income relating to an equity investment. The comparable benefit in the prior year period was $463,000. The cost of interest-bearing liabilities increased to 3.56% for the three months ended March 31, 2007, as compared to 2.87% in the same prior year period. Average interest-earning assets increased by $62.2 million for the three months ended March 31, 2007 as compared to the same prior year period. The growth was concentrated in average loans receivable which grew $84.8 million, or 5.0%. The loan growth was funded by average borrowed funds which grew $65.7 million.

Other income decreased to a loss of $6.4 million for the three months ended March 31, 2007 from income of $4.4 million in the same prior year period. The net loss on the sale of loans was $9.6 million for the three months ended March 31, 2007 as compared to a net gain of $1.7 million for the three months ended March 31, 2006. The net loss includes a $7.1 million charge taken by Columbia to reduce loans held for sale to their current fair market value. Included in the $61.0 million of mortgage loans held for sale is $33.5 million of subprime loans. These loans were originated for sale to investors, however, due to significant weakness in the market for these loans, the loans were not sold as planned and remained in inventory. Also included in the net loss on the sale of loans is a $4.0 million charge to supplement the reserve for repurchased loans taken in the previous quarter to reflect projected losses from future loan repurchase requests which may result from activities prior to the shutdown of all subprime lending operations at Columbia during the first quarter. This reserve was established to account for Columbia’s obligation to repurchase loans which experienced an “early payment default,” defined as the failure by the borrower to make a payment within a designated period early in the loan term. In July 2006, Columbia renegotiated and tightened investor loan sale agreements to generally define early payment default as the failure of the borrower to make the first payment following sale of the loan. In addition to early payment defaults, Columbia must also repurchase a loan in the event of a breach of a representation or warranty or a misrepresentation during the loan origination process. The early payment defaults primarily relate to subprime mortgage loans, especially those with 100% financing relative to the value of the underlying property. During the first quarter of 2007, Columbia originated $38.2 million in subprime loans of which $8.7 million were loans with 100% financing. In March 2007, the Company discontinued the origination of all subprime loans. For the quarter ended March 31, 2007, Columbia repurchased $13.9 million in loans and applied $3.8 million of its previously existing reserve for repurchased loans primarily to record the repurchased loans at fair market value. The reserve for repurchased loans at March 31, 2007 was $9.8 million which is included in other liabilities in the Company’s consolidated statement of financial condition.

Fees and service charges increased $451,000, or 19.2%, for the three months ended March 31, 2007, as compared to the same prior year period primarily related to fees from reverse mortgage loans, trust services and checking account fees.

Operating expenses amounted to $15.1 million for the three months ended March 31, 2007, as compared to $13.2 million for the corresponding prior year period. Included in general and administrative expense is $1.0 million representing a write-off of the previously established goodwill on the acquisition of Columbia. The Company concluded at March 31, 2007 that as a result of the recent financial performance of Columbia, the goodwill was impaired. The increase in operating expenses was also due to the cost of three new branches and higher professional fees.

Financial Condition

Mortgage loans held for sale decreased by $22.0 million at March 31, 2007 as compared to December 31, 2006 due to reduced loan origination volume at Columbia. Deposits decreased to $1,352.9 million at March 31, 2007 from $1,372.3 million at December 31, 2006 as the Bank moderated its pricing relating to certificates of deposit. Core deposits, defined as all deposits excluding time deposits, however, increased $14.8 million.

Stockholders’ equity decreased by $7.0 million to $125.3 million at March 31, 2007, as compared to $132.3 million at December 31, 2006. For the quarter, 49,701 common shares were repurchased at a total cost of $1.1 million. Under the 5% repurchase program authorized by the Board of Directors in July 2006, 489,062 shares remain to be purchased as of March 31, 2007. Stockholders’ equity was further reduced by the net loss and the cash dividend.

Asset Quality

The Company’s non-performing assets totaled $18.2 million at March 31, 2007, an increase from $4.5 million at December 31, 2006. The March 31, 2007 amount includes $10.3 million of loans repurchased by Columbia in the first quarter due to an early payment default. These loans were written down to market value on the date of repurchase which included an assessment of the loans credit impairment. As a result, these loans do not require an adjustment to the allowance for loan losses. For the quarter ended March 31, 2007 the Company realized a net loan charge-off of $1,000.

Conference Call

As previously announced, the Company will host an earnings conference call on Wednesday, April 25, 2007 at 11:00 a.m. Eastern time. The direct dial number for the call is (877) 407-8031. For those unable to participate in the conference call, a replay will be available. To access the replay, dial (877)660-6853, Account #286, Conference ID#239197, from one hour after the end of the call until midnight on Wednesday, May 2, 2007.

OceanFirst Financial Corp.’s subsidiary, OceanFirst Bank, founded in 1902, is a federally-chartered stock savings bank with $2.0 billion in assets and twenty branches located in Ocean, Monmouth and Middlesex counties, New Jersey. The Bank is the largest and oldest community-based financial institution headquartered in Ocean County, New Jersey.

OceanFirst Financial Corp.’s press releases are available at no charge by visiting us on the worldwide web at http://www.oceanfirst.com.

Forward-Looking Statements

This news release contains certain forward-looking statements which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and the subsidiaries include, but are not limited to, changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company’s market area and accounting principles and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake – and specifically disclaims any obligation – to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

OceanFirst Financial Corp.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(dollars in thousands, except per share amounts)

	March 31,	December 31,	March 31,
	2007	2006	2006
	(Unaudited)		(Unaudited)
ASSETS

Cash and due from banks	$34,955	$32,204	$24,010
Investment securities available for sale	72,005	82,384	83,978
Federal Home Loan Bank of New York stock, at cost	25,319	25,346	22,279
Mortgage-backed securities available for sale	64,936	68,369	80,333
Loans receivable, net	1,705,425	1,701,425	1,688,525
Mortgage loans held for sale	60,972	82,943	31,031
Interest and dividends receivable	8,329	8,083	7,374
Real estate owned, net	709	288	245
Premises and equipment, net	17,899	18,196	16,345
Servicing asset	9,873	9,787	9,578
Bank Owned Life Insurance	37,450	37,145	36,271
Intangible Assets	74	1,114	1,246
Other assets	10,339	9,718	7,282

Total assets	$2,048,285	$2,077,002	$2,008,497

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits	$1,352,931	$1,372,328	$1,372,928
Securities sold under agreements to repurchase with retail customers	61,784	50,982	50,972
Securities sold under agreements to repurchase with the Federal Home Loan Bank	19,000	34,000	44,000
Federal Home Loan Bank advances	443,200	430,500	380,000
Other Borrowings	17,500	17,500	5,800
Advances by borrowers for taxes and insurance	9,007	7,743	8,868
Other liabilities	19,570	31,629	10,093

Total liabilities	1,922,992	1,944,682	1,872,661

Stockholders’ equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized, no shares issued	—	—	—
Common stock, $.01 par value, 55,000,000 shares authorized, 27,177,372 shares issued and 12,318,370, 12,262,307, and 12,494,153 shares outstanding at March 31, 2007, December 31, 2006 and March 31, 2006, respectively	272	272	272
Additional paid-in capital	202,438	201,936	198,439
Retained earnings	155,574	164,121	166,139
Accumulated other comprehensive loss	(503)	(470)	(1,476)
Less: Unallocated common stock held by Employee Stock Ownership Plan	(6,117)	(6,369)	(7,196)
Treasury stock, 14,859,002, 14,915,065 and 14,683,219 shares at March 31, 2007, December 31, 2006 and March 31, 2006, respectively	(226,371)	(227,170)	(220,342)
Common stock acquired by Deferred Compensation Plan	1,414	1,457	1,495
Deferred Compensation Plan Liability	(1,414)	(1,457)	(1,495)

Total stockholders’ equity	125,293	132,320	135,836

Total liabilities and stockholders’ equity	$2,048,285	$2,077,002	$2,008,497

OceanFirst Financial Corp.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	For the three months ended March 31,
	2007	2006
	(Unaudited)
Interest income:
Loans	$27,344	$25,019
Mortgage-backed securities	724	874
Investment securities and other	2,304	1,893

Total interest income	30,372	27,786

Interest expense:
Deposits	9,329	7,080
Borrowed funds	6,635	5,289

Total interest expense	15,964	12,369

Net interest income	14,408	15,417

Provision for loan losses	340	50

Net interest income after provision for loan losses	14,068	15,367

Other (loss) income:
Loan servicing income	122	126
Fees and service charges	2,798	2,347
Net (loss) gain on sales of loans and securities available for sale	(9,583)	1,680
Net (loss) income from other real estate operations	(19)	—
Income from Bank Owned Life Insurance	305	268
Other	5	6

Total other (loss) income	(6,372)	4,427

Operating expenses:
Compensation and employee benefits	7,859	7,378
Occupancy	1,206	1,184
Equipment	553	626
Marketing	316	307
Federal deposit insurance	136	134
Data processing	907	906
General and administrative	4,113	2,641

Total operating expenses	15,090	13,176

(Loss) income before (benefit) provision for income taxes	(7,394)	6,618
(Benefit) provision for income taxes	(1,972)	2,304

Net (loss) income	$(5,422)	$4,314

Basic (loss) earnings per share	$(0.47)	$0.37

Diluted (loss) earnings per share	$(0.47)	$0.36

Average basic shares outstanding	11,486	11,721

Average diluted shares outstanding	N.A.	12,107

Cash (loss) earnings (1)	$(4,140)	$5,026

Diluted cash (loss) earnings per share	$(0.36)	$0.42

(1)	Cash (loss) earnings are determined by adding (net of taxes) to reported (loss) earnings the non-cash expenses stemming from the amortization and appreciation of allocated shares in the company’s stock-related benefit plans and the amortization of intangible assets.

OceanFirst Financial Corp.

SELECTED CONSOLIDATED FINANCIAL DATA

(in thousands, except per share amounts)

	At March 31, 2007		At December 31, 2006	At March 31, 2006
STOCKHOLDERS’ EQUITY
Stockholders’ equity to total assets	6.12%		6.37%	6.76%
Common shares outstanding (in thousands)	12,318		12,262	12,494
Stockholders’ equity per common share	$10.17		$10.79	$10.87
Tangible stockholders’ equity per common share	10.17		10.70	10.77

ASSET QUALITY
Allowance for loan losses	$10,577		$10,238	$10,515
Nonperforming loans	18,197	(1)	4,525	1,612
Nonperforming assets	18,906	(1)	4,813	1,857
Allowance for loan losses as a percent of total loans receivable	0.60%		0.57%	0.61%
Allowance for loan losses as a percent of nonperforming loans	58.12		226.25	652.30
Nonperforming loans as a percent of total loans receivable	1.03		0.25	0.09
Nonperforming assets as a percent of total assets	0.92		0.23	0.09

(1)	Includes $10.3 million of repurchased loans which have been written down to their fair market value.

	For the three months ended March 31
	2007	2006
PERFORMANCE RATIOS (ANNUALIZED)
Return on average assets	(1.05)%	0.87%
Return on average stockholders’ equity	(16.60)	12.63
Interest rate spread	2.65	3.00
Interest rate margin	2.95	3.25
Operating expenses to average assets	2.94	2.65
Efficiency ratio	187.78	66.40

CASH EARNINGS

Although reported earnings and return on stockholders’ equity are traditional measures of performance, the Company believes that the change in stockholders’ equity or “cash earnings,” and related return measures are also a significant measure of a company’s performance. Cash earnings exclude the effects of various non-cash expenses, such as the employee stock plans amortization expense and related tax benefit, as well as the amortization of intangible assets. The following table reconciles the Company’s net income with cash earnings. The table is a pro forma calculation which is not in accordance with GAAP.

	For the three months ended March 31
	2007	2006
Net (loss) income	$(5,422)	$4,314
Add: Employee stock plans amortization Expense	728	801
Amortization of intangible assets	1,039	26
Less: Tax benefit (2)	(485)	(115)

Cash (loss) earnings	$(4,140)	$5,026

Basic cash (loss) earnings per share	$(0.36)	$0.43

Diluted cash (loss) earnings per share	$(0.36)	$0.42

(2)	The Company does not receive any tax benefit for that portion of employee stock plan amortization expense relating to the ESOP fair market value adjustment.

OceanFirst Financial Corp.

SELECTED LOAN AND DEPOSIT DATA

(in thousands)

LOANS RECEIVABLE

	At March 31, 2007	At December 31, 2006
Real estate:
One- to four-family	$1,207,982	$1,231,716
Commercial real estate, multi- family and land	319,444	306,288
Construction	9,098	13,475
Consumer	193,886	190,029
Commercial	43,258	49,693

Total loans	1,773,668	1,791,201

Loans in process	(2,168)	(2,318)
Deferred origination costs, net	5,474	5,723
Allowance for loan losses	(10,577)	(10,238)

Total loans, net	1,766,397	1,784,368

Less: mortgage loans held for sale	60,972	82,943

Loans receivable, net	$1,705,425	$1,701,425

Mortgage loans serviced for others	$1,025,351	$992,658
Loan pipeline	181,455	294,646

	For the three months ended March 31,
	2007	2006
Loan originations	$267,146	$237,992
Loans sold	161,252	95,735
Net charge-offs (recovery)	1	(4)

DEPOSITS

	At March 31, 2007	At December 31, 2006
Type of Account

Non-interest bearing	$118,491	$114,950
Interest-bearing checking	421,551	408,666
Money market deposit	104,493	105,571
Savings	199,979	200,544
Time deposits	508,417	542,597

	$1,352,931	$1,372,328

OceanFirst Financial Corp.

ANALYSIS OF NET INTEREST INCOME

	FOR THE QUARTER ENDED MARCH 31,
	2007			2006
	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST
	(Dollars in thousands)
Assets
Interest-earnings assets:
Interest-earning deposits and short-term investments	$8,286	$108	5.21%	$8,174	$90	4.40%
Investment securities (1)	75,571	1,748	9.25	84,637	1,537	7.26
FHLB stock	25,790	448	6.95	22,478	266	4.73
Mortgage-backed securities (1)	67,335	724	4.30	84,234	874	4.15
Loans receivable, net (2)	1,779,880	27,344	6.15	1,695,108	25,019	5.90

Total interest-earning assets	1,956,862	30,372	6.21	1,894,631	27,786	5.87

Non-interest-earning assets	99,227			94,326

Total assets	$2,056,089			$1,988,957

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Transaction deposits	$721,882	3,657	2.03	$740,520	2,712	1.46
Time deposits	520,412	5,672	4.36	498,543	4,368	3.50

Total	1,242,294	9,329	3.00	1,239,063	7,080	2.29
Borrowed funds	549,721	6,635	4.83	483,994	5,289	4.37

Total interest-bearing liabilities	1,792,015	15,964	3.56	1,723,057	12,369	2.87

Non-interest-bearing deposits	113,007			117,958
Non-interest-bearing liabilities	20,382			11,332

Total liabilities	1,925,404			1,852,347
Stockholders’ equity	130,685			136,610

Total liabilities and stockholders’ equity	$2,056,089			$1,988,957

Net interest income		$14,408			$15,417

Net interest rate spread (3)			2.65%			3.00%

Net interest margin (4)			2.95%			3.25%

(1)	Amounts are recorded at average amortized cost.
(2)	Amount is net of deferred loan fees, undisbursed loan funds, discounts and premiums and estimated loss allowances and includes loans held for sale and non-performing loans.
(3)	Net interest rate spread represents the difference between the yield on interest -earning assets and the cost of interest-bearing liabilities.
(4)	Net interest margin represents net interest income divided by average interest -earning assets.